Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To Whom it May Concern:

We hereby consent to the use (incorporation by reference) in the Prospectus constituting a part of this Registration Statement of our report dated December 23, 2021 relating to the consolidated financial statements of EBET, Inc., which are contained (incorporated by reference) in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/PWR CPA, LLP

PWR CPA, LLP

Houston, Texas

March 16, 2023